UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2015

AUDIOEYE, INC.

DELAWARE	333-17743	20-2939845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(Address of principal executive offices)

(866) 331-5324

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Executive Officer. Effective November 4, 2015, Todd Bankofier, age 55, was appointed by the Board of Directors (the “Board”) of AudioEye, Inc. (the “Company”) to the position of Chief Executive Officer of the Company. As a principal in Fairmont Capital Group (FCG) since 2008, Mr. Bankofier was responsible for day-to-day oversight of multiple asset holdings, including strategic planning, revenue generation, technology evolution, operational effectiveness and public relations for all FCG entities.

Mr. Bankofier served as General Manager of Ensynch, which was at the time one of Arizona’s largest Information Technology services companies. He was President and CEO of the Arizona Technology Council (ATC) from 2002 to 2006. Before joining the ATC, he spent four years as Vice President of National Sales for XO Communications, a national telecommunications company, where he managed a national sales team to four years of record sales growth for that company. Mr. Bankofier also served in Washington, D.C. for four years as a lobbyist for the Department of Energy, and served as Chief of Staff for Maricopa County Supervisor, Jim Bruner. He serves on the Advisory Board of Mutual of Omaha Bank, and he has served on the Arizona Governor’s Council for Innovation and Technology. He received a gubernatorial appointment to the State Board of Education (1998-2002).

Mr. Bankofier holds a bachelor’s degree in business management from Arizona State University.

The Board intends to enter into an employment agreement with Mr. Bankofier whose salary will be $125,000 per annum and the compensation committee of the Board (the “Compensation Committee”) is developing a performance-based equity incentive plan for Mr. Bankofier, which the Compensation Committee intends to implement beginning in 2016.

(e) Change to Executive Officer Compensatory Agreement. The Board intends to amend the employment agreement of Executive Chairman Dr. Carr Bettis, whose agreement currently requires his $175,000 salary to be paid entirely in the form of options and warrants. Dr. Bettis has voluntarily agreed to limit the number of options and warrants he receives to 750,000 per quarter, and to defer any additional owed compensation for up to a year, when he will be paid his deferred compensation either in the form of equity or cash, at the discretion of the Compensation Committee.

Item 8.01	Other Events

On November 10, 2015, the Company issued a press release with respect to the appointment of Mr. Bankofier as Chief Executive Officer of the Company and the changes to the compensation arrangement for Dr. Bettis.

Item 9.01	Exhibits

Exhibit 99.1 Press Release dated November 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2015		AUDIOEYE, INC.

	By:	/s/ Sean Bradley
Sean Bradley, President

INDEX OF EXHIBITS

Exhibit No.	Description

99.1	Press Release dated November 10, 2015.